Calculation of Filing Fee Tables
N-2
PIMCO CORPORATE & INCOME STRATEGY FUND
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	457(o)			$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 9,565.55
			Net Fee Due:						$ 45,674.45
Offering Note
[1]	(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	PIMCO Corporate & Income Strategy Fund	N-2	333-274850	02/09/2024		$ 9,565.55	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share		$ 64,807,253.00
Fee Offset Sources	3	PIMCO Corporate & Income Strategy Fund	N-2	333-274850		02/09/2024						$ 51,645.29
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price.

Offset Note
[2]	PIMCO Corporate & Income Strategy Fund (the "Fund") previously registered the offer and sale of its common shares having an aggregate offering price of up to $375,000,000, offered by means of Rule 424(b)(5) prospectus supplements filed February 14, 2024 and December 17, 2025 (the "Prior Prospectus Supplements"), pursuant to the Registration Statement on Form N-2 (File No. 333-274850) initially filed on October 4, 2023, and amended on January 3, 2024 and February 9, 2024, and declared effective on February 13, 2024 (the "Prior Registration Statement"). As of the date of this prospectus supplement, common shares having an aggregate offering price of up to $64,807,253 were not sold under the Prior Prospectus Supplements. Pursuant to Rule 457(p) under the Securities Act, an amount of $9,565.55 corresponding to the registration fee that was paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder is offset against the registration fee due for this offering. The offerings pursuant to the Prior Prospectus Supplements have terminated.

[3]	Please refer to Footnote 2 above.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date